AGREEMENT

This Agreement is hereby entered into by and between Robertson Barrett ("**Executive**") and The Arena Group Holdings, Inc. ("Company"). In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company agree as follows:

1. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to such terms in the Executive Employment Agreement between Executive and Company (the "**Employment Agreement**").

2. In the event Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason within 24 months following a Change in Control (as defined in the Stock Plan), Executive shall be entitled to receive an amount equal to 12 months' Annual Salary ("**Severance Payment**"). The Severance Payment shall be payable as salary continuation (less all applicable tax withholdings and deductions) over a 12-month period in accordance with the Company's regular payroll schedule. Any right of Executive to the Severance Payment shall be contingent on the Executive signing, not revoking and complying with a standard form of release agreement with the Company (which release shall not include any restrictions on post-termination activities other than those referenced within this Agreement).

3. Executive shall waive any right to resign for Good Reason under Sections 1.5(i)(ii) and 1.5(i)(iv) of the Employment Agreement for any actions that occurred prior to and including the date of any Change in Control.

4. For purposes of clarity, the Severance Payment shall be in addition to any payments and benefits to which Executive is eligible under Section 1.3(c) of Executive's Employment Agreement.

5. This offer shall expire on August 31, 2023. Any Agreement signed after August 31, 2023 shall be null and void.

6. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one instrument.

7. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements, term sheets and understandings between the parties relating to the subject matter hereof.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any).

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Please sign below to indicate the parties' agreement with the terms and conditions set forth in this Amendment.

ROBERTSON BARRETT

By: DocuSigned by: Rob Barrett _______________ Date: ____________

Robertson Barrett

THE ARENA GROUP HOLDINGS, INC.

By: DocuSigned by: Ross Levinsohn _______________ Date: ____________

Ross Levinsohn
Chief Executive Officer